UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2018, certain subsidiaries of Ferro Corporation (the “Company”) entered into a five-year €100 million accounts receivable facility (the “Receivables Facility”) with ING Belgique SA/NV (the “Purchaser”), as purchaser and transaction administrator, pursuant to the terms of a receivables purchase and servicing agreement (the “Purchase Agreement”), among the Company, Ferro Spain S.A. (the “Spanish Originator”), Vetriceramici-Ferro S.p.A. (the “Italian Originator” and, collectively with the Spanish Originators, the “Originators”), and the Purchaser.

In connection with the Receivables Facility, the Originators will from time to time sell all eligible accounts receivable and certain related assets to the Purchaser for consideration consisting of cash and a deferred purchase price dependent upon the performance of the sold receivables. Pursuant to its commitment, the Purchaser’s maximum funded amount will not exceed €100 million, at any one time outstanding. The Originators will service the sold receivables on behalf of the Purchaser. The Company has agreed to guaranty the performance of the Originators’ obligations under the Purchase Agreement. Neither the Originators nor the Company guarantees the collectability of any receivables sold under the Receivables Facility. Either the Purchaser or the Originators may terminate the Purchase Agreement at any time upon 90 days’ prior notice.

The Purchase Agreement contains customary representations and warranties, affirmative and negative covenants, and termination events, including but not limited to the Originators failing to pay amounts when due, any of the Originators or the Company becoming insolvent or subject to bankruptcy proceedings, cross-defaults by the Company or the Originators, deterioration in the performance of the sold receivables, the sale of an Originator and breaches of certain representations and warranties or covenants.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Receivables Purchase and Servicing Agreement, dated December 5, 2018, among Ferro Spain S.A., Vetriceramici-Ferro S.p.A., Ferro Corporation and ING Belgique SA/NV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

Date: December 6, 2018	By:	/s/ Benjamin J. Schlater
Name: Benjamin J. Schlater
Title: Vice President and Chief Financial Officer